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                                                                      EXHIBIT 12

                            CARLISLE COMPANIES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

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
                                        NINE MONTHS
                                           2001         2000       1999       1998       1997       1996
                                        -----------   --------   --------   --------   --------   --------
Income from continuing operations
  before provision for income taxes
  and income or loss from equity
  investees...........................    $24,951     $146,061   $153,085   $147,209   $121,040   $ 94,399
Add:
  Interest on debt & amort of debt
    expense...........................     27,437       32,105     22,187     33,438     22,314     13,219
  Portion of rents representative of
    the interest factor...............      2,305        2,101      1,680      1,651      1,567      1,367
                                          -------     --------   --------   --------   --------   --------
    Income as adjusted................    $54,693     $180,268   $176,952   $182,297   $144,921   $108,986
                                          =======     ========   ========   ========   ========   ========
Fixed Charges
  Interest on debt & amort of debt
    expense...........................    $27,437     $ 32,105   $ 22,187   $ 33,438   $ 22,314   $ 13,219
  Portion of rents representative of
    the interest factor...............      2,305        2,101      1,680      1,651      1,567      1,367
                                          -------     --------   --------   --------   --------   --------
Fixed charges.........................    $29,742     $ 34,207   $ 23,867   $ 35,089   $ 23,881   $ 14,586
                                          =======     ========   ========   ========   ========   ========
Ratio of earnings to fixed charges....       1.84         5.27       7.41       5.20       6.07       7.47
                                          =======     ========   ========   ========   ========   ========
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